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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement for the 1998 Employee Stock Purchase Plan on Form S-8 of Inktomi Corporation of our reports dated October 18, 2001 (except as to the secondary offering described in Note 16 and as to recently issued accounting pronouncements in Note 2 which are as of November 15, 2001) relating to the consolidated financial statements and financial statement schedule, which are included in the Annual Report on Form 10-K for the year ended September 30, 2001.


PricewaterhouseCoopers LLP

/S/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
May 1, 2002